EX 99.28(h)(10)

PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of January 31, 2012, between Curian Variable Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and PIMCO ETF Trust, a statutory trust organized under the laws of the State of Delaware (the “PIMCO ETF Trust”), on behalf of its respective series listed on Schedule B and such additional series as shall be designated in the future, severally and not jointly (each, a “Fund” and collectively, the “Funds”).

WHEREAS, each Acquiring Fund and each Fund are registered with the U.S. Securities and Exchange Commission (“SEC”) as open-end management investment companies under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, section 12(d)(1)(A) and (B) of the 1940 Act limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of an Acquiring Fund to invest in shares of a Fund;

WHEREAS, Pacific Investment Management Company LLC and PIMCO ETF Trust have obtained orders from the SEC dated June 1, 2009 in respect of the index Funds, and November 10, 2009 in respect of the actively-managed Funds (each, an “Order,” and together, the “Orders”), which permit registered investment companies to invest in the index Funds and the actively-managed funds in excess of the limits set forth in section 12(d)(1)(A) of the 1940 Act, and which permit the Funds, their principal underwriter, and any broker or dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) to sell shares of the index Funds and the actively-managed Funds beyond the limits set forth in 12(d)(1)(B) of the 1940 Act in accordance with the conditions of the Orders and the representations in the applications filed to obtain the Orders (the “Applications”); and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Funds in excess of the limits set forth in section 12(d)(1)(A) of the 1940 Act and the Funds, their principal underwriter and brokers or dealers registered under the Exchange Act may sell Fund shares beyond the limits set forth in 12(d)(1)(B) of the 1940 Act in reliance on the Orders.

NOW THEREFORE, in consideration of the potential benefits to the Acquiring Funds and the Funds arising out of an Acquiring Fund’s investment in the Funds, the parties agree as follows.  All capitalized terms not defined herein shall have the meaning ascribed to them in the SEC Notice of Application for the Orders (each, a “Notice,” and together, the “Notices”), attached hereto as Schedule C.

1. Representations and Obligations of the Funds.

(a) The Funds have provided to the Acquiring Funds copies of the applicable Order and Notice.  The Funds will upon request promptly provide each Acquiring Fund with (i) a copy of any amendments to the applicable Order and (ii) a copy of the applicable Application.

(b) In connection with any investment by an Acquiring Fund in a Fund, such Fund agrees (i) to comply with the terms and conditions of the applicable Order and this Agreement and (ii) to promptly notify the Acquiring Fund if such Fund fails to comply with the terms and conditions of the applicable Order or this Agreement.

2. Representations and Obligations of the Acquiring Funds.

(a) Any investment adviser within the meaning of Section 2(a)(20)(B) of the 1940 Act to an Acquiring Fund will be registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

(b) The members of an Acquiring Fund’s Advisory Group will not control (individually or in the aggregate) a Fund within the meaning of Section 2(a)(9) of the 1940 Act.  The members of an Acquiring Fund’s SubAdvisory Group, if any, will not control (individually or in the aggregate) a Fund within the meaning of Section 2(a)(9) of the 1940 Act.

(c) If, as a result of a decrease in the outstanding voting securities of a Fund, an Acquiring Fund’s Advisory Group or an Acquiring Fund’s SubAdvisory Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of a Fund, the Acquiring Fund will vote its shares of the Fund in the same proportion as the vote of all other holders of the Fund’s shares.  Notwithstanding the foregoing, neither this paragraph nor the preceding paragraph shall apply to an Acquiring Fund’s SubAdvisory Group with respect to a Fund for which the Acquiring Fund SubAdviser or a person controlling, controlled by or under common control with the Acquiring Fund SubAdviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act.

(d) No Acquiring Fund or Acquiring Fund Affiliate will cause any existing or potential investment by the Acquiring Fund in a Fund to influence the terms of any services or transactions between the Acquiring Fund or an Acquiring Fund Affiliate and the Fund or a Fund Affiliate.

(e) The board of directors or trustees of an Investing Management Company, including a majority of the disinterested directors or trustees, will adopt procedures reasonably designed to ensure that the Acquiring Fund Adviser and any Acquiring Fund SubAdviser are conducting the investment program of the Investing Management Company without taking into account any consideration received by the Investing Management Company or an Acquiring Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions.  Such procedures shall be substantially in the form of the Draft Board Procedures at Appendix A.

(f) The Acquiring Fund Adviser, Trustee or Sponsor, as applicable, will waive fees otherwise payable to it by the Acquiring Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund under Rule 12b-1 under the 1940 Act) received from a Fund by the Acquiring Fund Adviser, Trustee or Sponsor, or an affiliated person of the Acquiring Fund Adviser, Trustee or Sponsor, other than any advisory fees paid to the Acquiring Fund Adviser, or Trustee or Sponsor, or its affiliated person by the Fund, in connection with the investment by the Acquiring Fund in the Fund.  Any Acquiring Fund SubAdviser will waive fees otherwise payable to the Acquiring Fund SubAdviser, directly or indirectly, by the Investing Management Company in an amount at least equal to any compensation received from a Fund by the Acquiring Fund SubAdviser, or an affiliated person of the Acquiring Fund SubAdviser, other than any advisory fees paid to the Acquiring Fund SubAdviser or its affiliated person by the Fund, in connection with the investment by the Investing Management Company in the Fund made at the direction of the Acquiring Fund SubAdviser.  In the event that the Acquiring Fund SubAdviser waives fees, the benefit of the waiver will be passed through to the Investing Management Company.

(g) No Acquiring Fund or Acquiring Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Fund) will cause a Fund to purchase a security in an Affiliated Underwriting.

(h) The board of directors or trustees of such Acquiring Fund and such Acquiring Fund’s investment advisers or Trustee or Sponsor, as applicable, understand the terms and conditions of the applicable Order and each agrees to fulfill its responsibilities under that Order.

(i) Each Acquiring Fund will promptly notify a Fund in writing (i) at the time of any investment by such Acquiring Fund in the Fund in excess of the 3% limit in Section 12(d)(1)(A)(i) and (ii) prior to the time of any investment by such Acquiring Fund in the Fund that would exceed 4.5% of the Fund’s total outstanding voting stock.  In connection with each notification provided pursuant to (i) and (ii), such Acquiring Fund shall also provide to the Fund in writing a list of the names of each Acquiring Fund Affiliate and Underwriting Affiliate and shall notify the Fund of any changes to such list as soon as reasonably practicable after a change occurs.  The Acquiring Fund will maintain and preserve a copy of the applicable Order, this Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.  An Acquiring Fund shall be deemed to have complied with the requirement to deliver any notification or list under this paragraph when the applicable Fund has received such notification or list from the Acquiring Fund by email at ETFPANotification@pimco.com.

(j) Each Acquiring Fund will promptly notify a Fund in writing of any purchase or acquisition of shares of the Fund that causes such Acquiring Fund to hold (i) 5% or more of such Acquiring Fund’s total outstanding voting securities of the Fund or (ii) 10% or more of such Acquiring Fund’s total outstanding voting securities of the Fund.

(k) Prior to approving any advisory contract under Section 15 of the 1940 Act, the board of directors or trustees of each Investing Management Company, including a majority of the disinterested directors or trustees, will find that the advisory fees charged under such advisory contracts are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract(s) of any Fund in which the Investing Management Company may invest.  These findings and their basis will be recorded fully in the minute books of the appropriate Investing Management Company.

(l) Each Acquiring Fund will fully comply with NASD Conduct Rule 2830 relating to funds of funds.  Any sales charges and/or service fees charged with respect to shares of an Acquiring Fund will not exceed the limits applicable to a fund of funds set forth in NASD Conduct Rule 2830.  All references to NASD Conduct Rule 2830 in this paragraph shall apply to any successor or replacement rule to NASD Conduct Rule 2830 that may be adopted by the Financial Industry Regulatory Authority.

(m) Each Acquiring Fund: (i) agrees to fully comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder; (ii) acknowledges that it has received a copy of the applicable Order and Notice; (iii) understands and agrees to comply with the terms and conditions of the applicable Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the applicable Order; (iv) agrees to fulfill its responsibilities under the applicable Order; (v) represents that investments in the Funds will be accomplished in compliance with the Acquiring Fund’s investment restrictions and will be consistent with the investment policies set forth in the Acquiring Fund’s registration statement; (vi) acknowledges that it may rely on the applicable Order only to invest in Funds and not in any other investment company; (vii) agrees to promptly notify the Funds if it fails to comply with the applicable Order or this Agreement; and (viii) agrees to promptly provide a Fund with any further information requested by the Fund.

(n) Each Acquiring Fund acknowledges and understands that a Fund reserves the right to reject any purchase of shares by an Acquiring Fund or any direct purchase of Creation Units by an Acquiring Fund.

(o) Each Acquiring Fund acknowledges that the receipt of compensation by (i) an affiliated person of an Acquiring Fund, or an affiliated person of such person, for the purchase by the Acquiring Fund of shares of a Fund or (ii) an affiliated person of a Fund, or an affiliated person of such person, for the sale by the Fund of its shares to an Acquiring Fund, may be prohibited by Section 17(e)(1) of the 1940 Act.

3. Indemnification.

The Acquiring Funds, severally and not jointly, agree to hold harmless, indemnify and defend the Funds and PIMCO ETF Trust, including any of their principals, trustees, officers, employees and agents (“PIMCO Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Fund and/or PIMCO ETF Trust, including any PIMCO Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquiring Fund’s prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a material breach by such Acquiring Fund of any provision of this Agreement; or (iii) a violation by such Acquiring Fund of the terms and conditions of the applicable Order.  The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

4. Materials.

To the extent an Acquiring Fund refers to one or more Funds in any prospectus, statement of additional information or otherwise, each Acquiring Fund agrees to:

(a) Refer to such Funds as, for example, the “PIMCO ETF Funds”; and

(b) Include the following notice within reasonable proximity to the reference to such Fund:

None of Pacific Investment Management Company LLC, PIMCO Investments LLC, PIMCO ETF Trust or the PIMCO ETF Funds make any representations regarding the advisability of investing in Curian Variable Series Trust.

5. Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the applicable Order, shall be in writing and shall be delivered by registered or overnight mail, and electronic mail to the address for each party specified below (which address may be changed from time to time by notice to the other party).

If to the Acquiring Fund:

Susan S. Rhee
Jackson National Asset Management, LLC
1 Corporate Way, S-45
Lansing, Michigan 48951
Telephone: 517/367-4336
Fax: 517/706-5517
E-mail: susan.rhee@jackson.com

If to a Fund:

PIMCO ETF Trust
Attn: Ryan Leshaw
800 Newport Center Drive
Newport Beach, CA 92660
            Telephone:   (800) 927- 4648
ETFPANotification@pimco.com

6. Addition of New Funds

Schedule B lists the Funds in existence as of the date of this Agreement.  Additional Funds may be created from time to time.  Acquiring Fund agrees that in the event an Acquiring Fund invests in a Fund that is created after the date of this Agreement, such investment shall be governed by the terms of this Agreement and such Fund shall be deemed to be added to Schedule B as of the date of the initial investment in such Fund.

7. Termination; Governing Law; Amendment.

(a) This Agreement will continue until terminated in writing by either party upon 60 days’ notice to the other party.  This Agreement may not be assigned by either party without the prior written consent of the other.

(b) This Agreement will be governed by Delaware law without regard to choice of law principles.

(c) In any action involving a Fund under this Agreement, each Acquiring Fund agrees to look solely to the individual Fund(s) that is/are involved in the matter in controversy and not to any other series of the PIMCO ETF Trust.

(d) This Agreement may be amended or modified by a written document signed by an authorized representative of each party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Curian Variable Series Trust
on behalf of each of it series listed on Schedule A,
severally and not jointly,

/s/ Kelly L. Crosser
Name: Kelly L. Crosser
Title: Assistant Secretary

PIMCO ETF Trust
on behalf of each of its series listed on Schedule B,
severally and not jointly,

/s/ Henrik Larsen
Name: Henrik Larsen
Title: Vice President

SCHEDULE A

List of Funds

Fund Name
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Income Fund

SCHEDULE B

List of Funds

Index Funds

•	PIMCO 0-1 Year U.S. Treasury Index Fund

•	PIMCO 0-5 Year High Yield Corporate Bond Index Fund

•	PIMCO 1-3 Year U.S. Treasury Index Fund

•	PIMCO 1-5 Year U.S. TIPS Index Fund

•	PIMCO 3-7 Year U.S. Treasury Index Fund

•	PIMCO 7-15 Year U.S. Treasury Index Fund

•	PIMCO 15+ Year U.S. TIPS Index Fund

•	PIMCO 25+ Year Zero Coupon U.S. Treasury Index Fund

•	PIMCO Broad U.S. TIPS Index Fund

•	PIMCO Broad U.S. Treasury Index Fund

•	PIMCO Investment Grade Corporate Bond Index Fund

•	PIMCO Australia Bond Index Fund

•	PIMCO Canada Bond Index Fund

•	PIMCO Germany Bond Index Fund

Actively-Managed Funds

•	PIMCO Build America Bond Strategy Fund

•	PIMCO Enhanced Short Maturity Strategy Fund

•	PIMCO Intermediate Municipal Bond Strategy Fund

•	PIMCO Short Term Municipal Bond Strategy Fund

SCHEDULE C

Order and Related Notice of Application

In the Matter of Pacific Investment Management Company LLC PIMCO ETF Trust 840 Newport Center Drive Newport Beach, California 92660

812-13555

 SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940 Release No. 28752

2009 SEC LEXIS 2007

June 1, 2009

ACTION:
 [*1]  ORDER UNDER SECTIONS 6(c), 17(b) AND 12(d)(l)(J) OF THE INVESTMENT COMPANY ACT OF 1940

TEXT: Pacific Investment Management Company LLC and PIMCO ETF Trust filed an application on July 29, 2008, and amendments to the application on April 29, 2009, May 19, 2009, May 20, 2009, and May 29, 2009, requesting an order under section 6(c) of the Investment Company Act of 1940 ("Act") for an exemption from sections 2(a)(32), 5(a)(1), 22(d) and 22(e) of the Act and rule 22c-1 under the Act, under sections 6(c) and 17(b) of the Act for an exemption from sections 17(a)(1) and 17(a)(2) of the Act, and under section 12(d)(1)(J) for an exemption from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act.

The order permits: (a) series of certain open-end management investment companies whose portfolios will consist of the component securities of certain domestic, global or international fixed income securities indexes to issue shares ("Shares") redeemable in large aggregations only ("Creation Unit Aggregations"); (b) secondary market transactions in Shares to occur at negotiated market prices; (c) certain series to pay redemption proceeds, under certain circumstances, more than seven days after the tender of Shares [*2]  for redemption; (d) certain affiliated persons of the series to deposit securities into, and receive securities from, the series in connection with the purchase and redemption of Creation Unit Aggregations; and (e) certain registered management investment companies and unit investment trusts outside of the same group of investment companies as the series to acquire Shares.

On May 11, 2009, a notice of the filing of the application was issued (Investment Company Act  Release No. 28723). The notice gave interested persons an opportunity to request a hearing and stated that an order disposing of the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered and it is found, on the basis of the information set forth in the application, as amended, that granting the requested exemptions is appropriate in and consistent with the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.

It is further  [*3]  found that the terms of the proposed transactions, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned, and that the proposed transactions are consistent with the policy of each registered investment company concerned and with the general purposes of the Act.

Accordingly, in the matter of Pacific Investment Management Company LLC and PIMCO ETF Trust (File No. 812-13555),

IT IS ORDERED, under section 6(c) of the Act, that the requested exemption from sections 2(a)(32), 5(a)(1), 22(d) and 22(e) of the Act and rule 22c-1 under the Act is granted, effective immediately, subject to the conditions contained in the application, as amended.

IT IS FURTHER ORDERED, under sections 6(c) and 17(b) of the Act, that the requested exemption from sections 17(a)(1) and 17(a)(2) of the Act is granted, effective immediately, subject to the conditions contained in the application, as amended.

IT IS FURTHER ORDERED, under section 12(d)(1)(J) of the Act, that the requested exemption from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act is granted, effective immediately, subject to the conditions contained in the application,  [*4]  as amended.

For the Commission, by the Division of Investment Management, under delegated authority.

06/05/2009

Pacific Investment Management Company LLC and PIMCO ETF Trust; Notice of Application

File No. 812-13555

 SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940 Release No. 28723

2009 SEC LEXIS 1560

May 11, 2009

ACTION:
 [*1]  Notice of an application for an order under section 6(c) of the Investment Company Act of 1940 (the "Act") for an exemption from sections 2(a)(32), 5(a)(1), 22(d), and 22(e) of the Act and rule 22c-1 under the Act, under sections 6(c) and 17(b) of the Act for an exemption from sections 17(a)(1) and (a)(2) of the Act, and under section 12(d)(1)(J) for an exemption from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act.

TEXT: Summary of Application: Applicants request an order that would permit (a) series of certain open-end management investment companies whose portfolios will consist of the component securities of certain domestic, global or international fixed income securities indexes to issue shares ("Shares") redeemable in large aggregations only ("Creation Unit Aggregations"); (b) secondary market transactions in Shares to occur at negotiated market prices; (c) certain series to pay redemption proceeds, under certain circumstances, more than seven days after the tender of Shares for redemption; (d) certain affiliated persons of the series to deposit securities into, and receive securities from, the series in connection with the purchase and redemption of Creation Unit Aggregations;  [*2]  and (e) certain registered management investment companies and unit investment trusts outside of the same group of investment companies as the series to acquire Shares.

Applicants: Pacific Investment Management LLC (the "Adviser") and PIMCO ETF Trust (the "Trust").

Filing Dates: The application was filed on July 29, 2008 and amended on April 29, 2009. Applicants have agreed to file an amendment during the notice period, the substance of which is reflected in this notice.

Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Commission's Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m. on May 29, 2009 and should be accompanied by proof of service on applicants, in the form of an affidavit, or for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Commission's [*3]  Secretary.

Addresses: Secretary, Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-1090; Applicants, 840 Newport Center Drive, Newport Beach, California 92600.

For Further Information Contact: Laura J. Riegel, Senior Counsel at (202) 551-6873, or Marilyn Mann, Branch Chief, at (202) 551-6820 (Division of Investment Management, Office of Investment Company Regulation).

Supplementary Information: The following is a summary of the application. The complete application may be obtained via the Commission's website by searching for the file number, or an applicant using the Company name box, at http://www.sec.gov/search/search.htm or by calling (202) 551-8090.

Applicants' Representations:

1. The Trust is registered as an open-end management investment company and is organized as a Delaware statutory trust that will offer an unlimited number of series. The Trust will initially offer one series ("Initial Fund") whose performance will correspond generally to the total return of a specified fixed income securities index ("Underlying Index"). n1

n1 The Index for the Initial Fund is Merrill Lynch 1-3 Year U.S. Treasury IndexSM.

 [*4]

2. Applicants request that the order apply to the Initial Fund and any additional series of the Trust and any other open-end management investment companies or series thereof, that may be created in the future and that track a specified fixed income securities Underlying Index ("Future Funds"). n2 Any Future Fund will be (a) advised by the Adviser or an entity controlling, controlled by, or under common control with the Adviser, and (b) comply with the terms and conditions of the application. Future Funds may be based on Underlying Indexes comprised of domestic fixed income securities ("Domestic Funds") or Underlying Indexes comprised on global or international fixed income securities ("Global Funds"). The Initial Fund and Future Funds, together, are the "Funds."

n2 All entities that currently intend to rely on the order have been named as Applicants. Any other existing or future entity that subsequently relies on the order will comply with the terms and conditions of the application. An Acquiring Fund (as defined below) may rely on the order only to invest in Funds and not in any other registered investment company

 [*5]

3. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and will be the investment adviser to the Funds. The Adviser may enter into sub-advisory agreements with one or more investment advisers each of which will serve as a sub-adviser to a Fund (each, a "Subadviser"). Each Subadviser will be registered under the Advisers Act. Allianz Global Investors Distributors LLC ("Distributor") is a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and will act as the principal underwriter and distributor for the Creation Unit Aggregations of Shares.

4. Each Fund will consist of a portfolio of securities ("Portfolio Securities") selected to correspond generally to the total return of a specified fixed income securities Index. No entity that creates, compiles, sponsors or maintains an Index ("Index Provider") is or will be an affiliated person, as defined in section 2(a)(3) of the Act, or an affiliated person of an affiliated person, of the Trust, a Fund, the Adviser, any Subadviser, or promoter of a Fund, or of the Distributor.

5. The investment objective of each Fund will be to provide [*6]  investment results that closely correspond to the total return of its Underlying Index. n3 The total return of the Underlying Index will be disseminated once each "Business Day," which is defined as any day that a Fund is required to be open under section 22(e) of the Act, at the end of the Business Day. A Fund will utilize either a replication or representative sampling strategy which will be disclosed with regard to each Fund in its prospectus ("Prospectus"). n4 A Fund using a replication strategy will invest in substantially all of the Component Securities in its Underlying Index in approximately the same approximate proportions as in the Underlying Index. A Fund using a representative sampling strategy will attempt to match the risk and return characteristics of a Fund's portfolio to the risk and return characteristics of its Underlying Index. n5 Applicants state that use of the representative sampling strategy may prevent a Fund from tracking the performance of its Underlying Index with the same degree of accuracy as would a Fund that invests in every Component Security of the Underlying Index. Applicants expect that each Fund will have a tracking error relative to the performance [*7]  of its Underlying Index of less than 5 percent.

n3 Applicants represent that each Fund will invest at least 80% of its total assets (exclusive of collateral held from securities lending) in the component securities that comprise its Underlying Index ("Component Securities"). Each Fund also may invest up to 20% of its total assets in futures contracts, options on future contracts, options and swaps, cash, cash equivalents, other investment companies, and securities that are not Component Securities but which the Adviser believes will assist the Fund in tracking the performance of its Underlying Index.

n4 All representations and conditions contained in the application that require a Fund to disclose particular information in the Fund's Prospectus and/or annual report shall be effective with respect to the Fund until the time that the Fund complies with the disclosure requirements adopted by the Commission in Investment Company Act Release No. 28584 (Jan. 13, 2009).

n5 Under the representative sampling strategy, the Adviser will seek to construct a Fund's portfolio so that its duration, sector, credit rating, coupon and option characteristics closely correlate to those characteristics of the Underlying Index.

 [*8]

6. Creation Unit Aggregations are expected to consist of 100,000 Shares and to have an initial price in the range of $ 1,000,000 to $ 10,000,000. All orders to purchase Creation Unit Aggregations must be placed with the Distributor by or through a party that has entered into an agreement with the Distributor ("Authorized Participant"). The Distributor will be responsible for transmitting the orders to the Funds. An Authorized Participant must be a participant in the Depository Trust Company ("DTC", and such participant, "DTC Participant"). Shares of the Fund generally will be sold in Creation Unit Aggregations in exchange for an in-kind deposit by the purchaser of a portfolio of fixed-income securities designated by the Adviser to correspond generally to the total return of the relevant Underlying Index (the "Deposit Securities"), together with the deposit of a specified cash payment ("Cash Amount" and collectively with the Deposit Securities, "Creation Deposit"). The Cash Amount is an amount equal to the difference between (a) the net asset value ("NAV") (per Creation Unit Aggregation) of a Fund and (b) the total aggregate market value (per Creation Unit Aggregation) of the Deposit [*9]  Securities. n6 Each Fund may permit a purchaser of Creation Unit Aggregations to substitute cash in lieu of depositing some or all of the Deposit Securities if the method would reduce the Fund's transaction costs or enhance the Fund's operating efficiency. To preserve maximum efficiency and flexibility, a Fund reserves the right to accept and deliver Creation Unit Aggregations entirely for cash ("All-Cash Payment").

n6 Each Fund will sell and redeem Creation Unit Aggregations only on a Business Day. Each Business Day, prior to the opening of trading on the "Primary Listing Exchange" (defined below), a list of securities and the required number of shares of each Deposit Security to be included in the Creation Deposit for each Fund or cash information for each Fund, including when the purchase of Creation Unit Aggregations from the Fund is an All-Cash Payment will be made available. In addition, the All-Cash Payment will be disclosed, if applicable. Any national securities exchange (as defined in section 2(a)(26) of the Act) ("Exchange") on which Shares are listed will disseminate, every 15 seconds during its regular trading hours, through the facilities of the Consolidated Tape, an amount per individual Share representing the sum of the estimated Cash Amount and the current value of the Deposit Securities. The Primary Listing Exchange is the Exchange on which the Shares of a Fund are primarily listed

 [*10]

7. An investor acquiring or redeeming a Creation Unit Aggregation from a Fund will be charged a fee ("Transaction Fee") to prevent the dilution of the interests of the remaining shareholders resulting from costs in connection with the purchase or redemption of Creation Unit Aggregations. n7 The maximum Transaction Fees relevant to each Fund and the method of calculating such Transaction Fees will be fully disclosed in the Prospectus of such Fund or statement of additional information ("SAI"). The Distributor also will be responsible for delivering the Fund's Prospectus to those persons acquiring Shares in Creation Unit Aggregations and for maintaining records of both the orders placed with it and the confirmations of acceptance furnished by it. In addition, the Distributor will maintain a record of the instructions given to the applicable Fund to implement the delivery of its Shares.

n7 Where a Fund permits a purchaser to substitute cash in lieu of depositing a portion of the requisite Deposit Securities, the purchaser may be assessed a higher Transaction Fee to cover the cost of purchasing such Deposit Securities.

 [*11]

8. Purchasers of Shares in Creation Unit Aggregations may hold such Shares or may sell such Shares into the secondary market. Shares will be listed and traded on an Exchange. It is expected that one or more member firms of a Listing Exchange will be designated to act as a specialist or a market maker (each, an "Exchange Specialist") and maintain a market for Shares trading on the Listing Exchange. Prices of Shares trading on an Exchange will be based on the current bid/ask market. Shares sold in the secondary market will be subject to customary brokerage commissions and charges.

9. Applicants expect that purchasers of Creation Unit Aggregations will include institutional investors and arbitrageurs (which could include institutional investors). Authorized Participants also may purchase Creation Unit Aggregations for use in market-making activities. Applicants expect that secondary market purchasers of Shares will include both institutional investors and retail investors. n8 Applicants expect that the price at which Shares trade will be disciplined by arbitrage opportunities created by the option to continually purchase or redeem Creation Unit Aggregations at their NAV, which should [*12]  ensure that Shares will not trade at a material discount or premium in relation to their NAV.

n8 Shares will be registered in book-entry form only. DTC or its nominee will be the registered owner of all outstanding Shares. DTC or DTC Participants will maintain records reflecting beneficial owners of Shares.

10. Shares will not be individually redeemable, and owners of Shares may acquire those Shares from the Fund, or tender such Shares for redemption to the Fund, in Creation Unit Aggregations only. To redeem, an investor will have to accumulate enough Shares to constitute a Creation Unit Aggregation. Redemption orders must be placed by or through an Authorized Participant. An investor redeeming a Creation Unit Aggregation generally will receive (a) Portfolio Securities designated to be delivered for redemptions ("Redemption Securities") on the date that the request for redemption is submitted and (b) a "Cash Redemption Payment," consisting of an amount calculated in the same manner as the Cash Amount, although the actual [*13]  amount of the Cash Redemption Payment may differ if the Redemption Securities are not identical to the Deposit Securities on that day. An investor may receive the cash equivalent of a Redemption Security in certain circumstances, such as if the investor is constrained from effecting transactions in the security by regulation or policy. n9 A redeeming investor may pay a Transaction Fee, calculated in the same manner as a Transaction Fee payable in connection with purchases of Creation Unit Aggregations.

n9 Applicants state that a cash-in-lieu amount will replace any "to-be-announced" ("TBA") transaction that is listed as a Deposit Security or Redemption Security of any Fund. A TBA transaction is a method of trading mortgage-backed securities where the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount and price. The actual pools delivered generally are determined two days prior to the settlement date. The amount of substituted cash in the case of TBA transactions will be equivalent to the value of the TBA transaction listed as a Deposit Security or a Redemption Security.

 [*14]

11. Applicants state that in accepting Deposit Securities and satisfying redemptions with Redemption Securities, the relevant Funds will comply with the federal securities laws, including that the Deposit Securities and Redemption Securities are sold in transactions that would be exempt from registration under the Securities Act of 1933 ("Securities Act"). n10 The specified Deposit Securities and Redemption Securities generally will correspond pro rata, to the extent practicable, to the Portfolio Securities of a Fund. In some cases, because it is often impossible to break up bonds beyond certain minimum sizes needed for transfer and settlement, there may be minor differences between a basket of the Deposit Securities or Redemption Securities and a true pro rata slice of a Fund's Portfolio Securities.

n10 In accepting Deposit Securities and satisfying redemptions with Redemption Securities that are restricted securities eligible for resale pursuant to rule 144A under the Securities Act, the relevant Funds will comply with the conditions of rule 144A. The Prospectus will also state that an Authorized Participant that is not a "Qualified Institutional Buyer" as defined in rule 144A under the Securities Act will not be able to receive, as part of a redemption, restricted securities eligible for resale under rule 144A.

 [*15]

12. Neither the Trust nor any individual Fund will be marketed or otherwise held out as a traditional open-end investment company or a mutual fund. Instead, each Fund will be marketed as an "ETF," an "investment company," a "fund," or a "trust." All marketing materials that describe the features or method of obtaining, buying or selling Creation Unit Aggregations or Shares traded on an Exchange, or refer to redeemability, will prominently disclose that Shares are not individually redeemable and that the owners of Shares may purchase or redeem Shares from the Fund in Creation Unit Aggregations only. The same approach will be followed in the SAI, shareholder reports and investor educational materials issued or circulated in connection with the Shares. The Funds will provide copies of their annual and semi-annual shareholder reports to DTC Participants for distribution to shareholders.

Applicants' Legal Analysis:

1. Applicants request an order under section 6(c) of the Act for an exemption from sections 2(a)(32), 5(a)(1), 22(d), and 22(e) of the Act and rule 22c-1 under the Act, under sections 6(c) and 17(b) of the Act for an exemption from sections 17(a)(1) and 17(a)(2) of the Act,  [*16]  and under section 12(d)(1)(J) of the Act for an exemption from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act.

2. Section 6(c) of the Act provides that the Commission may exempt any person, security or transaction, or any class of persons, securities or transactions, from any provision of the Act, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act. Section 17(b) of the Act authorizes the Commission to exempt a proposed transaction from section 17(a) of the Act if evidence establishes that the terms of the transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned, and the proposed transaction is consistent with the policies of the registered investment company and the general provisions of the Act. Section 12(d)(1)(J) of the Act provides that the Commission may exempt any person, security, or transaction, or any class or classes of persons, securities or transactions, from any provisions of section 12(d)(1) if the exemption  [*17]  is consistent with the public interest and the protection of investors.

Sections 5(a)(1) and 2(a)(32) of the Act

3. Section 5(a)(1) of the Act defines an "open-end company" as a management investment company that is offering for sale or has outstanding any redeemable security of which it is the issuer. Section 2(a)(32) of the Act defines a redeemable security as any security, other than short-term paper, under the terms of which the owner, upon its presentation to the issuer, is entitled to receive approximately his proportionate share of the issuer's current net assets, or the cash equivalent. Because Shares will not be individually redeemable, applicants request an order that would permit the Funds to register as open-end management investment companies and issue Shares that are redeemable in Creation Unit Aggregations only. Applicants state that investors may purchase Shares in Creation Unit Aggregations and redeem Creation Unit Aggregations from each Fund. Applicants state that because Creation Unit Aggregations may always be purchased and redeemed at NAV, the market price of the Shares should not vary substantially from their NAV.

Section 22(d) of the Act and Rule 22c-1 under  [*18]  the Act

4. Section 22(d) of the Act, among other things, prohibits a dealer from selling a redeemable security, which is currently being offered to the public by or through a principal underwriter, except at a current public offering price described in the prospectus. Rule 22c 1 under the Act generally requires that a dealer selling, redeeming or repurchasing a redeemable security do so only at a price based on its NAV. Applicants state that secondary market trading in Shares will take place at negotiated prices, not at a current offering price described in a Fund's Prospectus, and not at a price based on NAV. Thus, purchases and sales of Shares in the secondary market will not comply with section 22(d) of the Act and rule 22c 1 under the Act. Applicants request an exemption under section 6(c) from these provisions.

5. Applicants assert that the concerns sought to be addressed by section 22(d) of the Act and rule 22c 1 under the Act with respect to pricing are equally satisfied by the proposed method of pricing Shares. Applicants maintain that while there is little legislative history regarding section 22(d), its provisions, as well as those of rule 22c 1, appear to have been designed [*19]  to (a) prevent dilution caused by certain riskless trading schemes by principal underwriters and contract dealers, (b) prevent unjust discrimination or preferential treatment among buyers, and (c) ensure an orderly distribution of investment company shares by eliminating price competition from dealers offering shares at less than the published sales price and repurchasing shares at more than the published redemption price.

6. Applicants believe that none of these purposes will be thwarted by permitting Shares to trade in the secondary market at negotiated prices. Applicants state that (a) secondary market trading in Shares does not involve a Fund as a party and will not result in dilution of an investment in Shares, and (b) to the extent different prices exist during a given trading day, or from day to day, such variances occur as a result of third party market forces, such as supply and demand. Therefore, applicants assert that secondary market transactions in Shares will not lead to discrimination or preferential treatment among purchasers. Finally, applicants contend that the proposed distribution system will be orderly because competitive forces will ensure that the difference [*20]  between the market price of Shares and their NAV remains narrow.

Section 22(e)

7. Section 22(e) of the Act generally prohibits a registered investment company from suspending the right of redemption or postponing the date of payment of redemption proceeds for more than seven days after the tender of a security for redemption. Applicants state that settlement of redemptions for a Global Fund is contingent not only on the settlement cycle of the United States market, but also on current delivery cycles in local markets for underlying foreign securities held by the Global Fund. Applicants state that delivery cycles for transferring Portfolio Securities to redeeming investors, coupled with local market holiday schedules, will require a delivery process longer than seven calendar days for a Global Fund. Applicants request relief under section 6(c) of the Act from section 22(e) to allow a Global Fund to pay redemption proceeds up to 12 calendar days after the tender of any Creation Unit Aggregations for redemption. Except as disclosed in the relevant Global Fund's Prospectus and/or SAI, applicants expect that each Global Fund will be able to deliver redemption proceeds within seven days.  [*21]  n11

n11 Rule 15c6-1 under the Exchange Act requires that most securities transactions be settled within three business days of the trade. Applicants acknowledge that no relief obtained from the requirements of section 22(e) will affect any obligations applicants may have under rule 15c6-1.

8. Applicants state that section 22(e) was designed to prevent unreasonable, undisclosed and unforeseen delays in the payment of redemption proceeds. Applicants assert that the requested relief will not lead to the problems that section 22(e) was designed to prevent. Applicants state that the SAI will disclose those local holidays (over the period of at least one year following the date of the SAI), if any, that are expected to prevent the delivery of redemption proceeds in seven calendar days, and the maximum number of days needed to deliver the proceeds for the relevant Global Fund. Applicants are not seeking relief from section 22(e) with respect to Global Funds that do not effect creations and redemptions of Creation Unit Aggregations [*22]  in-kind.

Section 12(d)(1)

9. Section 12(d)(1)(A) of the Act, in relevant part, prohibits a registered investment company from acquiring securities of an investment company if such securities represent more than 3% of the total outstanding voting stock of the acquired company, more than 5% of the total assets of the acquiring company, or, together with the securities of any other investment companies, more than 10% of the total assets of the acquiring company. Section 12(d)(1)(B) of the Act prohibits a registered open-end investment company, its principal underwriter and any other broker-dealer from selling the investment company's shares to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company's voting stock, or if the sale will cause more than 10% of the acquired company's voting stock to be owned by investment companies generally.

10. Applicants request an exemption to permit management investment companies ("Acquiring Management Companies") and unit investment trusts ("Acquiring Trusts") registered under the Act that are not sponsored or advised by the Adviser or any entity controlling, controlled by, or under common [*23]  control with the Adviser and are not part of the same "group of investment companies," as defined in section 12(d)(1)(G)(ii) of the Act, as the Funds (collectively, "Acquiring Funds") to acquire shares of a Fund beyond the limits of section 12(d)(1)(A). In addition, applicants seek relief to permit a Fund or broker-dealer that is registered under the Exchange Act ("Broker") to sell Shares to a Acquiring Fund in excess of the limits of section 12(d)(1)(B).

11. Each Acquiring Management Company will be advised by an investment adviser within the meaning of section 2(a)(20)(A) of the Act (the "Acquiring Fund Adviser") and may be sub-advised by one or more investment advisers within the meaning of section 2(a)(20)(B) of the Act (each a "Acquiring Fund SubAdviser"). Any investment adviser to an Acquiring Fund will be registered under the Advisers Act. Each Acquiring Trust will be sponsored by a sponsor ("Sponsor").

12. Applicants submit that the proposed conditions to the requested relief adequately address the concerns underlying the limits in section 12(d)(1)(A) and (B), which include concerns about undue influence by a fund of funds over underlying funds, excessive layering of fees  [*24]  and overly complex fund structures. Applicants believe that the requested exemption is consistent with the public interest and the protection of investors.

13. Applicants believe that neither the Acquiring Funds nor an Acquiring Fund Affiliate would be able to exert undue influence over the Funds. n12 To limit the control that a Acquiring Fund may have over a Fund, applicants propose a condition prohibiting an Acquiring Fund Adviser or a Sponsor, any person controlling, controlled by, or under common control with the Acquiring Fund Adviser or Sponsor, and any investment company or issuer that would be an investment company but for section 3(c)(1) or 3(c)(7) of the Act that is advised or sponsored by the Acquiring Fund Adviser or Sponsor, or any person controlling, controlled by, or under common control with the Acquiring Fund Adviser or Sponsor ("Acquiring Fund's Advisory Group") from controlling (individually or in the aggregate) a Fund within the meaning of section 2(a)(9) of the Act. The same prohibition would apply to any Acquiring Fund SubAdviser, any person controlling, controlled by or under common control with the Acquiring Fund SubAdviser, and any investment company or issuer [*25]  that would be an investment company but for section 3(c)(1) or 3(c)(7) of the Act (or portion of such investment company or issuer) advised or sponsored by the Acquiring Fund SubAdviser or any person controlling, controlled by or under common control with the Acquiring Fund SubAdviser ("Acquiring Fund's SubAdvisory Group"). Applicants propose other conditions to limit the potential for undue influence over the Funds, including that no Acquiring Fund or Acquiring Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Fund) will cause a Fund to purchase a security in an offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate ("Affiliated Underwriting"). An "Underwriting Affiliate" is a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, Acquiring Fund Adviser, Acquiring Fund SubAdviser, Sponsor, or employee of the Acquiring Fund, or a person of which any such officer, director, member of an advisory board, Acquiring Fund Adviser, Acquiring Fund SubAdviser, Sponsor, or employee is an affiliated [*26]  person (except that any person whose relationship to the Fund is covered by section 10(f) of the Act is not an Underwriting Affiliate).

n12 An "Acquiring Fund Affiliate" is the Acquiring Fund Adviser, Acquiring Fund SubAdviser(s), any Sponsor, promoter, or principal underwriter of an Acquiring Fund, and any person controlling, controlled by, or under common control with any of those entities. A "Fund Affiliate" is the investment adviser, promoter, or principal underwriter of an Acquiring Fund and any person controlling, controlled by or under common control with any of these entities.

14. Applicants assert that the proposed conditions address any concerns regarding excessive layering of fees. The board of directors or trustees of any Acquiring Management Company, including a majority of the disinterested directors or trustees, will find that the advisory fees charged to the Acquiring Management Company are based on services provided that will be in addition to, rather than duplicative of, services provided under the [*27]  advisory contract(s) of any Fund in which the Acquiring Management Company may invest. In addition, except as provided in condition 15, an Acquiring Fund Adviser or a trustee ("Trustee") or Sponsor of an Acquiring Trust will, as applicable, waive fees otherwise payable to it by the Acquiring Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund under rule 12b-1 under the Act) received by the Acquiring Fund Adviser, Trustee or Sponsor or an affiliated person of the Acquiring Fund Adviser, Trustee or Sponsor, from the Funds in connection with the investment by the Acquiring Fund in the Fund. Applicants state that any sales charges or service fees charged with respect to shares of a Acquiring Fund will not exceed the limits applicable to a fund of funds set forth in NASD Conduct Rule 2830. n13

n13 Any references to NASD Conduct Rule 2830 include any successor or replacement rule to NASD Conduct Rule 2830 that may be adopted by the Financial Industry Regulatory Authority.

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15. Applicants submit that the proposed arrangement will not create an overly complex fund structure. Applicants note that no Fund may acquire securities of any investment company or company relying on section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in section 12(d)(1)(A) of the Act, except to the extent permitted by exemptive relief from the Commission permitting the Fund to purchase shares of other investment companies for short-term cash management purposes. To ensure that Acquiring Funds comply with the terms and conditions of the requested relief from section 12(d)(1), any Acquiring Fund that intends to invest in a Fund in reliance on the requested order will enter into an agreement ("Acquiring Fund Agreement") between the Fund and the Acquiring Fund requiring the Acquiring Fund to adhere to the terms and conditions of the requested order. The Acquiring Fund Agreement also will include an acknowledgement from the Acquiring Fund that it may rely on the requested order only to invest in Funds and not in any other investment company.

16. Applicants also note that a Fund may choose to reject a direct purchase of Shares in Creation Unit Aggregations by an Acquiring [*29]  Fund. To the extent that a Acquiring Fund purchases Shares in the secondary market, a Fund would still retain its ability to reject initial purchases of Shares made in reliance on the requested order by declining to enter into the Acquiring Fund Agreement prior to any investment by an Acquiring Fund in excess of the limits of section 12(d)(1)(A).

Sections 17(a)(1) and (2) of the Act

17. Section 17(a) of the Act generally prohibits an affiliated person of a registered investment company, or an affiliated person of such a person ("second-tier affiliate"), from selling any security to or acquiring any security from the company. Section 2(a)(3) of the Act defines "affiliated person" to include (a) any person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of the other person, (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by the other person, and (c) any person directly or indirectly controlling, controlled by or under common control with the other person. Section 2(a)(9) of the Act provides that a control relationship will [*30]  be presumed where one person owns more than 25% of another person's voting securities.

18. Applicants request an exemption from section 17(a) of the Act pursuant to sections 17(b) and 6(c) of the Act to permit persons to effectuate in-kind purchases and redemptions with a Fund when they are affiliated persons of the Fund or second-tier affiliates solely by virtue of one or more of the following : (a) holding 5% or more, or in excess of 25%, of the outstanding Shares of one or more Funds; (b) having an affiliation with a person with an ownership interest described in (a); or (c) holding 5% or more, or more than 25%, of the shares of one or more other registered investment companies (or series thereof) advised by the Adviser.

19. Applicants assert that no useful purpose would be served by prohibiting these types of affiliated persons from acquiring or redeeming Creation Unit Aggregations through "in-kind" transactions. The deposit procedures for both in kind purchases and inkind redemptions of Creation Unit Aggregations will be the same for all purchases and redemptions. Deposit Securities and Redemption Securities will be valued in the same manner as Portfolio Securities. Therefore,  [*31]  applicants state that in-kind purchases and redemptions will afford no opportunity for the specified affiliated persons, or second-tier affiliates, of a Fund to effect a transaction detrimental to other holders of Shares. Applicants also believe that in-kind purchases and redemptions will not result in self-dealing or overreaching of the Fund.

20. Applicants also seek relief from section 17(a) to permit a Fund that is an affiliated person of an Acquiring Fund to sell its Shares to and redeem its Shares from an Acquiring Fund, and to engage in the accompanying in-kind transactions with the Acquiring Fund. n14 Applicants state that the terms of the transactions are fair and reasonable and do not involve overreaching. Applicants note that any consideration paid by an Acquiring Fund for the purchase or redemption of Shares directly from a Fund will be based on the NAV of the Fund. n15 Applicants believe that any proposed transactions directly between the Funds and Acquiring Funds will be consistent with the policies of each Acquiring Fund. The purchase of Creation Unit Aggregations by an Acquiring Fund directly from a Fund will be accomplished in accordance with the investment restrictions [*32]  of any such Acquiring Fund and will be consistent with the investment policies set forth in the Acquiring Fund's registration statement. The Acquiring Fund Agreement will require any Acquiring Fund that purchases Creation Unit Aggregations directly from a Fund to represent that the purchase of Creation Unit Aggregations from a Fund by an Acquiring Fund will be accomplished in compliance with the investment restrictions of the Acquiring Fund and will be consistent with the investment policies set forth in the Acquiring Fund's registration statement.

n14 Applicants acknowledge that receipt of compensation by (a) an affiliated person of an Acquiring Fund, or an affiliated person of such person, for the purchase by the Acquiring Fund of Shares or (b) an affiliated person of a Fund, or an affiliated person of such person, for the sale by the Fund of its Shares to an Acquiring Fund may be prohibited by section 17(e)(1) of the Act. The Acquiring Fund Agreement also will include this acknowledgment.

n15 Applicants believe that an Acquiring Fund likely will purchase Shares of the Funds in the secondary market and will not purchase or redeem Creation Unit Aggregations directly from a Fund. However, the requested relief would apply to direct sales of Shares in Creation Unit Aggregations by a Fund to an Acquiring Fund and redemptions of those Shares. The requested relief is intended to cover the in-kind transactions that would accompany such sales and redemptions.

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Applicants' Conditions:

Applicants agree that any order of granting the requested relief will be subject to the following conditions: n16

n16 See note 4, supra.

ETF Relief

1. Each Fund's Prospectus will clearly disclose that, for purposes of the Act, Shares are issued by the Funds, and that the acquisition of Shares by investment companies is subject to the restrictions of section 12(d)(1) of the Act, except as permitted by an exemptive order that permits registered investment companies to invest in a Fund beyond the limits in section 12(d)(1), subject to certain terms and conditions, including that the registered investment company enter into an Acquiring Fund Agreement with the Fund regarding the terms of the investment.

2. As long as the Trust operates in reliance on the requested order, the Shares will be listed on an Exchange.

3. Neither the Trust nor any Fund will be advertised or marketed as an open end investment company or a mutual fund. Each Fund's Prospectus will prominently disclose that [*34]  Shares are not individually redeemable shares and will disclose that the owners of Shares may acquire those Shares from a Fund and tender those Shares for redemption to a Fund only in Creation Unit Aggregations. Any advertising material that describes the purchase or sale of Creation Unit Aggregations or refers to redeemability will prominently disclose that Shares are not individually redeemable and that owners of Shares may acquire those Shares from a Fund and tender those Shares for redemption to a Fund in Creation Unit Aggregations only.

4. The website for the Trust, which will be publicly accessible at no charge, will contain the following information, on a per individual Share basis, for the Fund: (a) the prior Business Day's NAV and the reported closing price, and a calculation of the premium or discount of such closing price against such NAV; and (b) data in chart format displaying the frequency distribution of discounts and premiums of the daily closing price against the NAV, within appropriate ranges, for each of the four previous calendar quarters (or life of the Fund, if shorter).

5. The Prospectus and annual report for each Fund also will include: (a) the information  [*35]  listed in condition 4(b), (i) in the case of the Prospectus, for the most recently completed year (and the most recently completed quarter or quarters, as applicable) and (ii) in the case of the annual report, for the immediately preceding five years, as applicable; and (b) the following data, calculated on a per Share basis for one, five and ten year periods (or life of the Fund), (i) the cumulative total return and the average annual total return based on NAV and closing price, and (ii) the cumulative total return of the relevant Underlying Index.

6. The requested relief to permit ETF operations will expire on the effective date of any Commission rule under the Act that provides relief permitting the operation of index-based exchange-traded funds.

Section 12(d)(1) Relief

7. The members of a Acquiring Fund's Advisory Group will not control (individually or in the aggregate) a Fund within the meaning of section 2(a)(9) of the Act. The members of a Acquiring Fund's SubAdvisory Group will not control (individually or in the aggregate) a Fund within the meaning of section 2(a)(9) of the Act. If, as a result of a decrease in the outstanding voting securities of a Fund, the Acquiring [*36]  Fund's Advisory Group or a Acquiring Fund's SubAdvisory Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of a Fund, it will vote its Shares in the same proportion as the vote of all other holders of the Shares. This condition does not apply to the Acquiring Fund's SubAdvisory Group with respect to a Fund for which the Acquiring Fund SubAdviser or a person controlling, controlled by, or under common control with the Acquiring Fund SubAdviser acts as the investment adviser within the meaning of section 2(a)(20)(A) of the Act.

8. No Acquiring Fund or Acquiring Fund Affiliate will cause any existing or potential investment by the Acquiring Fund in a Fund to influence the terms of any services or transactions between the Acquiring Fund or an Acquiring Fund Affiliate and the Fund or a Fund Affiliate.

9. The board of directors or trustees of an Acquiring Management Company, including a majority of the disinterested directors or trustees, will adopt procedures reasonably designed to ensure that the Acquiring Fund Adviser and any Acquiring Fund SubAdviser are conducting the investment program of the Acquiring Management Company without taking [*37]  into account any consideration received by the Acquiring Management Company or an Acquiring Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions.

10. Once an investment by an Acquiring Fund in Shares exceeds the limit in section 12(d)(1)(A)(i) of the Act, the board of trustees of a Fund ("Board"), including a majority of the disinterested trustees, will determine that any consideration paid by the Fund to an Acquiring Fund or an Acquiring Fund Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Fund; (b) is within the range of consideration that the Fund would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between a Fund and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

11. No Acquiring Fund or Acquiring Fund Affiliate (except to the extent it [*38]  is acting in its capacity as an investment adviser to a Fund) will cause the Fund to purchase a security in any Affiliated Underwriting.

12. The Board, including a majority of the disinterested trustees, will adopt procedures reasonably designed to monitor any purchases of securities by a Fund in an Affiliated Underwriting, once an investment by an Acquiring Fund in the securities of the Fund exceeds the limit of section 12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Board will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Acquiring Fund in the Fund. The Board will consider, among other things: (a) whether the purchases were consistent with the investment objectives and policies of the Fund; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark such as a comparable market index; and (c) whether the amount of securities purchased by a Fund [*39]  in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Board will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interest of shareholders of the Fund.

13. Each Fund will maintain and preserve permanently in an easily accessible place a written copy of the procedures described in the preceding condition, and any modifications to such procedures, and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase in an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in Affiliated Underwritings, once an investment by an Acquiring Fund in the securities of the Fund exceeds the limit of section 12(d)(1)(A)(i) of the Act, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the purchase, and the information or materials upon which the Board's determinations [*40]  were made.

14. Before investing in the Shares of a Fund in excess of the limits in section 12(d)(1)(A), each Acquiring Fund and the Fund will execute a Acquiring Fund Agreement stating, without limitation, that their boards of directors or trustees and their investment adviser(s) or their Sponsors or Trustees, as applicable, understand the terms and conditions of the order, and agree to fulfill their responsibilities under the order. At the time of its investment in Shares, in excess of the limit in section 12(d)(1)(A)(i), a Acquiring Fund will notify the Fund of the investment. At such time, the Acquiring Fund will also transmit to the Fund a list of names of each Acquiring Fund Affiliate and Underwriting Affiliate. The Acquiring Fund will notify the Fund of any changes to the list of names as soon as reasonably practicable after a change occurs. The Fund and the Acquiring Fund will maintain and preserve a copy of the order, the Acquiring Fund Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

15. The Acquiring Fund Adviser, Trustee or Sponsor, [*41]  as applicable, will waive fees otherwise payable to it by the Acquiring Fund in an amount at least equal to any compensation (including fees received under any plan adopted by a Fund under rule 12b-1 under the Act) received from a Fund by the Acquiring Fund Adviser, Trustee or Sponsor, or an affiliated person of the Acquiring Fund Adviser, Trustee or Sponsor, other than any advisory fees paid to the Acquiring Fund Adviser, Trustee or Sponsor, or its affiliated person by a Fund, in connection with the investment by the Acquiring Fund in the Fund. Any Acquiring Fund SubAdviser will waive fees otherwise payable to the Acquiring Fund SubAdviser, directly or indirectly, by the Acquiring Management Company in an amount at least equal to any compensation received from the Fund by the Acquiring Fund SubAdviser, or an affiliated person of the Acquiring Fund Sub-Adviser, other than any advisory fees paid to the Acquiring Fund Sub-Adviser or its affiliated person by the Fund, in connection with any investment by the Acquiring Management Company in the Fund made at the direction of the Acquiring Fund SubAdviser. In the event that the Acquiring Fund SubAdviser waives fees, the benefit of the waiver [*42]  will be passed through to the Acquiring Management Company.

16. Any sales charges and/or service fees charged with respect to shares of an Acquiring Fund will not exceed the limits applicable to a fund of funds as set forth in NASD Conduct Rule 2830.

17. No Fund will acquire securities of any other investment company or company relying on section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in section 12(d)(1)(A) of the Act, except to the extent permitted by exemptive relief from the Commission permitting the Fund to purchase shares of other investment companies for short-term cash management purposes.

18. Before approving any advisory contract under section 15 of the Act, the board of directors or trustees of each Acquiring Management Company, including a majority of the disinterested directors or trustees, will find that the advisory fees charged under such advisory contract are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract(s) of any Fund in which the Acquiring Management Company may invest. These findings and their basis will be recorded fully in the minute books of the appropriate [*43]  Acquiring Management Company.

For the Commission, by the Division of Investment Management, under delegated authority.

05/13/2009

APPENDIX A

Draft Board Procedures
Pursuant to Conditions 9 (Index Funds) and B3 (Actively-Managed Funds)
of the Applications for the Orders

On June 1, 2009 (in respect of the index Funds) and November 10, 2009 (in respect of the actively-managed Funds), Pacific Investment Management Company LLC and PIMCO ETF Trust were granted exemptive relief from Section 12(d)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) by the Securities and Exchange Commission in the form of orders (the “Orders”).  The Orders permit investment companies to invest in series (the “Funds”) of the PIMCO ETF Trust (the “Trust”) in excess of the Section 12(d)(1) limits, subject to certain conditions.

The Board of [Directors/Trustees] of the [Acquiring Fund] on behalf of [the Acquiring Fund Series] (collectively, the “Acquiring Funds”), including a majority of the [Directors/Trustees] who are not “interested” as that term is defined in Section 2(a)(19) of the 1940 Act, has reviewed the Participation Agreement between the Trust and the [name of Acquiring Fund] and has approved the following procedures designed to ensure that [Acquiring Fund Investment Adviser] (the “Adviser”) [and [Acquiring Fund SubAdviser]] [is/are] conducting the investment program of the Acquiring Funds without taking into account any consideration received by the Acquiring Fund or an Acquiring Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions.

1.
The Adviser [and Acquiring Fund Subadviser] [is/are] directed to conduct each Acquiring Fund’s investment program without taking into account the consideration (if any) paid by a Fund or a Fund Affiliate to such Acquiring Fund or an Acquiring Fund Affiliate in connection with any services or transactions, pursuant to the Adviser’s [and Acquiring Fund Subadviser’s] own written procedures.

2.
The [name of Acquiring Fund] [Directors/Trustees], including a majority of the [Directors/Trustees] who are not “interested” as that term is defined in Section 2(a)(19) of the 1940 Act, will review and initially approve these procedures on behalf of the Acquiring Funds and will review these procedures from time to time thereafter as necessary or appropriate.

3.
The Adviser [and Acquiring Fund Subadviser] will provide the Board of [Directors/Trustees] with an annual certification that all investments in the Funds by the Acquiring Funds in excess of the Section 12(d)(1) limits complied with Condition 9 of the Application for the Order (in respect of the index Funds) and Condition B3 of the Application for the Order (in respect of the actively-managed Funds).  The Adviser [and Acquiring Fund Subadviser] will report to the Board, and provide an explanation for, any such investment that did not comply with such Condition.

4.
These procedures, and any modifications hereto, will be maintained and permanently preserved in an easily accessible place with the records of the [name of Acquiring Fund] on behalf of the Acquiring Funds and the minutes of the meeting.

5.
The [name of Acquiring Fund] on behalf of the Acquiring Funds will maintain and preserve for a period of not less than six years from the end of the fiscal year during which an Acquiring Fund invested in a Fund in excess of the Section 12(d)(1) limits (the first two years in an easily accessible place), a written record of each such investment and the determinations made pursuant to these procedures.

Adopted: [date]

14653075.7.BUSINESS